EMBASSY SUITES, INC.
                                                            850 Ridge Lake Blvd.
                                                                       Suite 400
                                                              Memphis, TN  38120

                                 EMBASSY SUITES(R)
                                LICENSE AGREEMENT


dated _______________________________________, 19__ between Embassy Suites,

Inc.  a Delaware corporation ("Licensor"), and _________________________________

__________________________________________________________________________     a

                                                                 resident
_________________________________________________________________corporation
(Licensee"), whose                                               partnership

address is  ___________________________________________________________________.


                          THE PARTIES AGREE AS FOLLOWS:

1.     The License.

     Licensor owns, operates and licenses a system designed to provide a distinctive, high-quality hotel service to the public under the name "Embassy Suites" (the "System"). High standards established by Licensor are the essence of the System. Future investments may be required of Licensee under this Embassy Suites License Agreement ("this Agreement"). Licensee has independently investigated the risks of the business to be operated hereunder, including current and potential market conditions, competitive factors and risks, has read Licensor's "Offering Circular for Prospective Franchisees," and has made an independent evaluation of all such facts. Neither Licensor nor any other person on Licensor's behalf has made any representation to Licensee concerning this Agreement not fully set forth herein. Aware of the relevant facts, Licensee desires to enter into this Agreement in order to obtain a license to use the System in the operation of a hotel (the "Hotel") located at ____________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

____________________________________________________________.

     A. The Hotel. The Hotel comprises all structures, facilities, appurtenances, furniture, fixtures, equipment, and entry, exit, parking and other areas from time to time located on the land identified on the plot plan most recently acknowledged by Licensor in anticipation of the execution of this Agreement, or located on any land from time to time approved by Licensor for additions, signs or other facilities. The Hotel now includes the facilities listed on Attachment A hereto. No change in the number of approved guest suites and no significant change in the Hotel may be made without Licensor's prior approval. Redecoration and minor structural changes that comply with Licensor's standards and specifications will not be considered significant. Licensee represents that it is entitled to possession of the Hotel during the entire License Term (as hereinafter defined) without restrictions that would interfere with anything contemplated in this Agreement.

     B. The System. The System is composed of elements, as designated from time to time by Licensor, designed to identity "Embassy Suites hotels" to the consuming public and/or to contribute to such identification and its association with quality standards. The System at present includes the trademark "Embassy Suites" and such other service marks and copyrights, trademarks and similar property rights as may be designated from time to

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     time by Licensor to be part of the System; access to a reservation service;
     distribution of advertising, publicity and other marketing programs and materials; the furnishing of training programs and materials; standards, specifications and policies for construction, furnishing, operation, appearance and service of the Hotel, and other requirements as stated or referred to in this Agreement and from time to time in Licensor's Standards Manual (the "Manual") or in other communications to Licensee; and programs for inspecting the Hotel and consulting with Licensee. Licensor may add elements to the System or modify, alter or delete elements of the System at its sole discretion from time to time.

2.  Grant of License.

     Licensor hereby grants to Licensee a nonexclusive license (the "License") to use the System only at the Hotel, only in accordance with the terms and conditions of this Agreement and only during the term of this Agreement (the "License Term") beginning with the date hereof and terminating under paragraph 12 hereof. This Agreement applies to the specified location and no other. This Agreement does not limit Licensor's right or the rights of any parent, subsidiary, division or affiliate of Licensor, to use or license the System or any part thereof or to engage in or license any business activity at any other location. Licensee acknowledges that Licensor, its divisions, subsidiaries and affiliates and parent are and may in the future be engaged in other business activities including activities involving transient lodging and related activities which may be or may be deemed to be competitive with the System; that facilities, programs, services and/or personnel used in connection with the System may also be used in connection with such other business activities of Licensor, its parent, subsidiaries, divisions or affiliates; and that Licensee is acquiring no rights hereunder other than the right to use the System as specifically defined herein in accordance with the terms of this Agreement.

3.  Licensee's Responsibilities.

     A.  Operational and Other Requirements.   During the License Term, Licensee
     will:

          (1) maintain a high moral and ethical standard and atmosphere at the Hotel;

          (2) maintain the Hotel in a clean, safe and orderly manner and in first-class condition;

          (3) provide efficient, courteous and high-quality service to the public;

          (4) operate the Hotel 24 hours a day every day except as otherwise permitted by Licensor based on special circumstances;

          (5) strictly comply in all respects with the Manual and with all other policies, procedures and requirements of Licensor which may be from time to time communicated to Licensee;

          (6) strictly comply with Licensor's reasonable requirements to protect the System and the Hotel from unreliable sources of supply;

          (7)  strictly comply with Licensor's requirements as to:

              (a) the types of services and products that may be used, promoted or offered at the Hotel;
              (b) the types and quality of services and products that, to supplement services listed on Attachment A, must be used, promoted or offered at the Hotel;
              (c)  use, display, style and type of signage;
              (d)  directory and reservation service listings of the Hotel;
              (e) training of persons to be involved in the operation of the Hotel;

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              (f)  participation in all marketing, reservation service,
              advertising, training and operating programs designated by Licensor as System-wide programs in the best interests of hotels using the System;
              (g)  maintenance, appearance and condition of the Hotel; and
              (h) quality and type of service offered to customers at the Hotel.

          (8) use such automated guest service and/or hotel management and/or telephone system(s) which Licensor deems to be in the best interests of the System and adopts System-wide (including use in its own hotels), including any additions, enhancements, supplements or variants thereof which may be developed during the term hereof;

          (9) participate in and use those reservation services which Licensor deems to be in the best interests of the System, including any additions, enhancements, supplements or variants thereof which may be developed during the term hereof;

          (10) strictly comply with all requirements, improvements or changes to the System as may be from time to time designated by Licensor;

          (11) strictly comply with all governmental requirements, including but not limited to the filing and maintenance of any required trade name or fictitious name registrations, pay all taxes, and maintain all governmental licenses and permits necessary to operate the Hotel in accordance with the System;

          (12) permit inspection of the Hotel by Licensor's representatives at any time and give them free lodging for such time as may be reasonably necessary to complete their inspections;

          (13) promote the Hotel on a local or regional basis subject to Licensor's requirements as to form, content and prior approvals;

          (14) insure that no part of the Hotel or the System is used to further or promote a competing business or other lodging facility, except as Licensor may approve for those competing businesses or lodging facilities owned, licensed, operated or otherwise approved by Licensor, its parent or their respective divisions, subsidiaries and affiliates;

          (15) use every reasonable means to encourage use of Embassy Suites facilities everywhere by the public;

          (16) upon request by Licensor provide to Licensor statistics on hotel operations in the form specified by Licensor and using definitions specified by Licensor;

          (17) in all respects use Licensee's best efforts to reflect credit upon and create favorable public response to the name "Embassy Suites";

          18) promptly pay to Licensor all amounts due Licensor, its parent, subsidiaries, divisions and affiliates as royalties or fees or for goods or services purchased by Licensee; and

          (19) comply with Licensor's requirements concerning confidentiality of information.

     B. Upgrading of the Hotel. The Hotel shall be maintained in a first-class condition at all times. Using the Standards applicable to the System, Licensor may during the term hereof require substantial modernization, rehabilitation and other upgrading of the Hotel. Limited exceptions from those standards may be made by Licensor based on local conditions or special circumstances. If the upgrading requirements contained in this paragraph 3.B cause Licensee undue hardship, Licensee may terminate this Agreement by paying a fee computed in accordance with paragraph 12.F.

     C.  Fees.

          (1) For each month (or part of a month) during the License Term, Licensee will pay to Licensor by the 15th of the following month:

              (a) a royalty of 4% of the gross revenues attributable to or payable for rental of guest suites at the Hotel with no deductions except for sales and room taxes ("Gross Suites Revenue"); and

              (b) a "Marketing and Reservation Contribution" of 3.5% of Gross Suites Revenue (but no less then $1.75 per guest suite per night), this contribution being subject to change by Licensor from time to time if approved by a majority of members (which shall be counted on the basis of one suite, one vote) of the "ESOA" (the Embassy Suites Owners' Association or successor sanctioned as such by Licensor) who represent a majority of the suites to be subject to the increase, at an annual ESOA meeting or at a meeting of System Licensees as may be convened by Licensor upon no less than 45 days' advance notice or by mail ballot with no less than forty-five day deadline to cast ballot;

                  (i) Licensor may, in its sole discretion upon 30 days prior written notice, increase this Contribution by an amount not to exceed .5% of Gross Suites Revenue and such increase shall be effective for a period that shall not exceed 12 months. Licensor may not implement any additional discretionary increase(s) within 24 months after the expiration of such increase; and

              (c) a special additional Reservation Contribution assessment of one-eighth of one percent (.125%) of Gross Suites Revenue to be paid in 1993; and

              (d) an amount equal to any sales, gross receipts or similar tax imposed on Licensor and calculated solely on payments required hereunder, unless the tax is an optional alternative to an income tax otherwise payable by Licensor.

          Licensee will operate the Hotel so as to maximize Gross Suites Revenue of the Hotel consistent with sound marketing and industry practice and will not engage in any conduct which reduces Gross Suites Revenue of the Hotel in order to further other business activities.

          (2) A standard initial fee as set forth in Licensor's current "Offering Circular for Prospective Franchisees" will be charged by Licensor upon application for any guest suites to be added to the Hotel.

          (3) Additional royalties may be charged by Licensor on revenues (or upon any other basis, if so determined by Licensor) from any activity if it is added at the Hotel by mutual agreement and:
              (a) it is not now offered at System hotels generally and it is likely to benefit significantly from or be identified significantly with the Embassy Suites name or other aspects of the System; or
              (b)  it is designed or developed by or for Licensor.

          (4) Charges may be made by Licensor for optional products or services accepted by Licensee from Licensor either in accordance with current practice or as developed in the future.

          (5) If Licensee chooses to participate in any optional program available through Licensor or its parent, or any other program certified by Licensor, for payment of travel agent commissions, Licensee will pay to Licensor or its designated agent by the 15th of the month following receipt of a statement therefor, all amounts due.

          (6) Each payment under this paragraph 3.C. shall be accompanied by the monthly statement referred to in paragraph 8.A. Licensor may apply any amounts received under this paragraph 3.C. to any amounts due under this Agreement. If any amounts are not paid when due such non-payment shall constitute a breach of this Agreement and in addition, such unpaid amounts will accrue interest beginning on the first day of the month following the due date at 1 1/2 % per month but not to exceed the maximum interest permitted by applicable law.

          (7) Local and regional marketing programs and related activities may be conducted by Licensee, but only at Licensee's expense and subject to Licensor's requirements. Reasonable charges may be made by Licensor for optional advertising materials ordered or used by Licensee for such programs and activities.

4.  Licensor's Responsibilities.

   A. Training. During the License Term, Licensor will continue to specify and provide required training programs and may, at its discretion, provide certain optional training programs at various locations. No tuition charge will be made for any training required by Licensor, but travel, lodging and other expenses of Licensee and its employees will be borne by Licensee. Reasonable charges may be made by Licensor for optional training programs and for all training materials provided to Licensee.

   B. Reservation Services. During the License Term, so long as Licensee is in full compliance with its material obligations hereunder, Licensor will afford Licensee access to Reservation Services for the Hotel.

   C. Consultation on Operations, Facilities and Marketing. Licensor will, from time to time at Licensor's sole discretion, make available to Licensee at no charge consultation and advice in connection with operations, facilities and marketing.

   D. Use of Marketing and Reservation Contribution. The Marketing and Reservation Contribution will be used by and at the sole discretion of Licensor for costs associated with advertising, promotion, publicity, market research and other systemwide marketing programs and related activities and for reservation programs and related activities. Licensor will make available and use for the same purposes marketing and reservation funds computed on the basis generally applicable to licensees of the System. Licensor is not obligated to expend funds for marketing or reservation services in excess of the amounts received by Licensor from licensees using the System and those funds made available by Licensor as set out hereinabove.

   E. Application of Manual. All hotels operated under the System will be subject to the Manual, as it may from time to time be modified or revised by Licensor, including limited exceptions from compliance which may be made based on local conditions or special circumstances.

   F. Other Arrangements for Marketing, etc. Licensor may enter into arrangements for development, marketing, operations, administrative, technical and support functions, facilities, programs, services and/or personnel with any other entity and may use any facilities, programs, services or personnel used in connection with the System in connection with any business activities of its parent, subsidiaries, divisions or affiliates.

   G. If the Hotel fails to comply with the standards and rules of operation set forth in the Manual, the LIcensor may, at the Licensee's written request and cost, meet with the Licensee or the Licensee's representative at the Hotel to develop an action plan to correct the deficiencies. The Licensee's failure to develop an approved plan within 30 days of receipt of notice of noncompliance or to timely perform the requirements of the plan shall be an additional ground for declaring Licensee to be in breach of the Agreement. Licensor's participation in the development of an action plan and approval of such plan shall not be a condition precedent for Licensor declaring Licensee to be in breach of this Agreement based on the failure of the Hotel to comply with standards and rules of operation set forth in the Manual.

5.  Appeals, Changes in the Manual.

   A. Appeals. Decisions, other than termination notices, made on behalf of Licensor specifically with reference to the Hotel may be appealed to Licensor's Franchise Committee if done promptly after Licensee has diligently sought relief through Licensor's normal channels of authority. With the approval in writing of any member of the Franchise Committee, the decision may be further appealed to the members of the ESOA Executive Committee who are also officers of Licensor or its Embassy Suites Hotel Division.

   B. Changes in the Manual. Any change in the Manual must be explained in writing to Licensee at least 30 days before it goes into effect. Any change in the Manual that is shown to be arbitrary or capricious will be rescinded by Licensor. A committee designated by Licensor which includes its Chief Executive Officer or its Chief Operating Officer must determine that the change was formulated in good faith in the best interests of the System, and that it was approved by Licensor's Franchise Committee after seeking the advice and counsel of the Operations Standards Subcommittee of the ESOA. After it has been in effect 60 days, but less than 180 days, a change in the Manual may be appealed to the members of the ESOA Executive Committee who are also officers of Licensor or its Embassy Suites Hotel Division by ESOA members representing at least 30% of the hotels authorized to use the System.

   C. Decision on Appeal. Licensor shall have the right to decide appeals under this paragraph solely in its discretion and may require that such appeals be made solely on the basis of written submissions. No appeal will suspend a decision or change until and unless the appeal is successful.

   D. Limitation on Appeal Rights. Licensee will not be arbitrary, capricious or unreasonable in exercising its appeal (or any other) rights under this Agreement, and will use them only for the purposes for which intended.

6. ESOA.

   A. Eligibility. Licensee, other licensees of the System, and Licensor are eligible for membership in the ESOA in accordance with the By-laws of the ESOA and are entitled to vote at its meetings on the basis of one open suite, one vote. The purposes of the ESOA will be to consider and discuss, and make recommendations on, common problems relating to the operation of System hotels. Licensor will seek the advice and counsel of the ESOA Executive Committee and its subcommittees.

   B. Function of Committees. ESOA committees, their functions and their members will be subject to approval in writing by Licensor, which approval will not be unreasonably withheld. Recognizing that the ESOA must function in a manner consistent with the best interests of all persons using the System, the Licensee and Licensor will use their best efforts to cause the governing rules of the ESOA to be consistent with this Agreement.


7.  Proprietary Rights.

   A. Ownership of System. The Licensee acknowledges and will not contest, either directly or indirectly, Licensor's unrestricted and exclusive ownership of the System and any element(s) or component(s) thereof, or that Licensor has the sole right to grant licenses to use all or any element(s) or component(s) of the System. Licensee specifically agrees and acknowledges that Licensor is the owner of all right, title and interest in and to the mark "Embassy Suites" and all other marks associated with the System together with the goodwill symbolized thereby and that Licensee will not contest directly or indirectly the validity or ownership of the marks either during the License Term or after its termination. All improvements and additions whenever made to or associated with the System by the parties to this Agreement or anyone else, and all service marks, trademarks, copyrights, and service mark and trademark registrations at any time used, applied for or granted in connection with the System, and all goodwill arising from Licensee's use of Licensor's marks shall inure to the benefit of and become the property of Licensor. Upon expiration or termination of this Agreement, no monetary amount shall be assigned as attributable to any goodwill associated with Licensee's use of the System or any element(s) or component(s) of the System including the name or marks.

   B. Trademark Disputes. Licensor will have the sole right and responsibility to handle disputes with third parties concerning use of all or any part of the System, and Licensee will, at its reasonable expense, extend its full cooperation to Licensor in all such matters. All recoveries made as a result of disputes with third parties regarding use of the System or any part thereof shall be for the account of Licensor. Licensor need not initiate suit against alleged imitators or infringers and may settle any dispute by grant of a license or otherwise. Licensee will not initiate any suit or proceeding against alleged imitators or infringers, or any other suit or proceeding to enforce or protect the System. Both parties will make every effort consistent with the foregoing to protect, maintain, and promote the name "Embassy Suites" and its distinguishing characteristics (and the other service marks, trademarks, slogans, etc., associated with the System) as standing for the System and only the System; provided, however, both parties acknowledge that Licensor may allow certain hotels which had written franchise commitments or licenses in the Granada Royale Hometel franchise system to use the name "Embassy Suites" and other related marks of the System.

   C. Protection of Name and Marks. Both parties will make every effort consistent with the foregoing to protect and maintain the name and mark "Embassy Suites" and its distinguishing characteristics (and the other service marks, trademarks, slogans, etc., associated with the System). Licensee agrees to execute any documents deemed necessary by Licensor or its counsel to obtain protection for Licensor's marks or to maintain their continued validity and enforceability. Licensee agrees to use the names and marks associated with the System only in the manner authorized by Licensor and acknowledges that any unauthorized use thereof shall constitute infringement of Licensor's rights.

8.  Records and Audits.

   A. Monthly Reports. At least monthly, Licensee shall prepare a statement which will include all information concerning Gross Suites Revenue, other revenues generated at the Hotel, suite occupancy rates, reservation data and other information required by Licensor that may be useful in connection with marketing and other functions of Licensor, its parent, subsidiaries, divisions or affiliates (the "Data"). The Data shall be the property of Licensor. The Data will be permanently recorded and retained as may be reasonably required by Licensor. By the 15th of each month, Licensee will submit to Licensor a statement setting forth the Data for the previous month and reflecting the computation of the amounts then due under paragraph 3.C. The statement shall be in such form and detail and shall use such definitions as Licensor may reasonably request from time to time, and may be used by Licensor for its reasonable purposes.

   B. Daily Reports. At the request of Licensor, Licensee shall prepare and deliver daily reports to Licensor, which reports will contain information reasonably requested by Licensor on a daily basis such as daily rate and suite occupancy, and which may be used by Licensor for its reasonable purposes.

   C. Preparation and Maintenance of Records. Licensee will, in a manner and form satisfactory to Licensor and utilizing accounting and reporting standards as reasonably required by Licensor, prepare on a current basis (and preserve for no less then four years), complete and accurate records concerning Gross Suites Revenue and all financial, operating, marketing and other aspects of the Hotel, and maintain an accounting system which fully and accurately reflects all financial aspects of the Hotel and its business.
   Such records shall include but not be limited to books of account, tax returns, governmental reports, register tapes, daily reports, and complete quarterly and annual financial statements (profit and loss statements, balance sheets and cash flow statements).

   D. Audit. Licensor may require Licensee to have the Gross Suites Revenue or other monies due hereunder computed and certified as accurate by a certified public accountant. During the License Term and for two years afterward, Licensor and its authorized agents will have the right to verify information required under this Agreement by requesting, receiving, inspecting and auditing, at all reasonable times, any and all records referred to above wherever they may be located (or elsewhere if reasonably requested by Licensor). If any such inspection or audit discloses a deficiency in any payments due hereunder, Licensee shall immediately pay to Licensor the deficiency, plus interest thereon as provided in paragraph 3.C.(6). In addition, if the deficiency in any payment for any 12-month period exceeds 5% of the correct amount and is not offset by overpayments, Licensee shall also immediately pay to Licensor the entire cost of the inspection and audit, including but not limited to travel, lodging, meals, salaries and other expenses of the inspecting or auditing personnel. Licensor's acceptance of Licensee's payment of any deficiency as provided for herein shall not waive Licensor's right to terminate this Agreement as provided for herein in paragraph 12. If the audit discloses an overpayment, Licensor will immediately refund it to Licensee.

   E. Annual Financial Statements. Licensee will submit to Licensor as soon as available but not later than 90 days after the end of Licensee's fiscal year, complete financial statements for the Hotel for such year. Licensee will certify them to be true and correct and to have been prepared in accordance with generally accepted accounting principles consistently applied, and any false certification will be a breach of this Agreement.

9.  Indemnity and Insurance.

   A. Indemnity. Licensee will indemnify Licensor, its parent, and its subsidiaries, divisions and affiliates and their officers, directors, employees, agents, successors and assigns against, hold them harmless from, and promptly reimburse them for, all payments of money (fines, damages, legal fees, expenses, etc.) by reason of any claim, demand, tax, penalty, or judicial or administrative investigation or proceeding (even where negligence of Licensor and/or its parent, subsidiaries and affiliates is alleged) arising from any claimed occurrence at the Hotel or any act, omission or obligation of Licensee or anyone associated or affiliated with Licensee or the Hotel. At the election of Licensor, Licensee will also defend Licensor and/or its parent, subsidiaries, divisions and affiliates and their officers, directors, employees, agents, successors and assigns against same. In any event, Licensor will have the right, through counsel of its choice, to control any matter to the extent it could directly or indirectly affect Licensor and/or its parent, subsidiaries, divisions and affiliates and their officers, directors, employees, agents, successors and assigns financially. Licensee will also reimburse Licensor for all expenses including attorneys' fees and court costs reasonably incurred by Licensor to protect itself and/or its parent, subsidiaries, divisions, affiliates and their officers, directors, employees, agents and their successors and assigns from, or to remedy defaults of Licensee under this Agreement.

   B. Insurance. During the License Term, Licensee will comply with all insurance requirements of any lease or mortgage covering the Hotel, and Licensor's specifications for insurance as to amount and type of coverage as may be reasonably increased by Licensor from time to time in writing, and will in any event maintain as a minimum the following insurance underwritten by an insurer approved by Licensor:

     (1) employer's liability and workers' compensation insurance as prescribed by applicable law; and

     (2) liquor liability insurance naming Licensor and its parent as additional insureds with single-limit coverage for personal and bodily injury and property damage of at least $10,000,000 for each occurrence; and

     (3) comprehensive general liability insurance (with products, completed operations and independent contractors coverage) and comprehensive automobile liability insurance, all on an occurrence basis naming Licensor and its parent as additional insureds and underwritten by an insurer approved by Licensor, with single-limit coverage for personal and bodily injury and property damage of at least $10,000,000 for each occurrence. In connection with all significant construction at the Hotel during the License Term, Licensee will cause the general contractor to maintain with an insurer approved by Licensor comprehensive general liability insurance (with products, completed operations and independent contractors coverage) in at least the amount of $10,000,000 for each occurrence with Licensor and its parent named as additional insureds.

   C. Changes in Insurance. Simultaneously herewith, annually hereafter and each time a change is made in any insurance or insurance carrier, Licensee will furnish to Licensor copies of the policies of insurance setting forth the term and coverage of the insurance in force, the persons insured, and the fact that the coverage may not be cancelled, altered or permitted to lapse or expire without 30 days' advance written notice to Licensor.

10.  Transfer.

   A. Transfer by Licensor. Licensor shall have the right to transfer or assign this Agreement or any of Licensor's rights or obligations hereunder to any person or legal entity.

   B. Transfer by Licensee. Licensee understands and acknowledges that the rights and duties set forth in this Agreement are personal to Licensee, and that Licensor has entered into this Agreement in reliance on the business skill, financial capacity, and personal character of Licensee (if Licensee is an individual), and upon that of the partners or stockholders of Licensee (if Licensee is a partnership or corporation). Accordingly, neither Licensee nor any immediate or remote successor to any part of Licensee's interest in this Agreement, nor any individual, partnership, corporation, or other legal entity which directly or indirectly owns an equity interest (as that term is defined herein) in Licensee, shall sell, assign, transfer, convey, pledge, mortgage, encumber, or give away, any direct or indirect interest in this Agreement or equity interest in Licensee, except as provided in this Agreement. Any purported sale, assignment, transfer, conveyance, pledge, mortgage, or encumbrance, by operation of law or otherwise, of any interest in this Agreement or any equity interest in Licensee not in accordance with the provisions of this Agreement, shall be null and void and shall constitute a material breach of this Agreement, for which Licensor may terminate this Agreement upon notice without opportunity to cure pursuant to paragraph 12.C.(4) of this Agreement.

     (1) For the purposes of this paragraph 10, the term "equity interest" shall mean any stock or partnership interest in Licensee, the interest of any partner, whether general or limited, in any partnership, with respect to such partnership, and any stockholder of any corporation with respect to such corporation, which partnership or corporation is the Licensee hereunder or which partnership or corporation owns a direct or indirect beneficial interest in Licensee. References in this Agreement to "publicly-traded equity interest" shall mean any equity interest which is traded on any securities exchange or is quoted in any publication or electronic reporting service maintained by the National Association of Securities Dealers, Inc. or any of its successors.

     (2) If Licensee is a partnership or corporation, Licensee represents that the equity interests in Licensee are directly and (if applicable) indirectly owned as shown in Attachment A.

   C.  Transfer of Equity Interests that are not Publicly Traded.

     (1) Except where otherwise provided in this Agreement, equity interests in the Licensee that are not publicly-traded may be transferred, issued, or eliminated with Licensor's prior written consent, which will not be unreasonably withheld, provided that, after the transaction:

          (a) 50% or less of all equity interests in Licensee will have changed hands since Licensee first became a party to this Agreement; or
          (b) 80% or less of all equity interests in Licensee will have changed hands since Licensee first became a party to this Agreement, and no equity interest will be held by other than those who held them when Licensee first became a party to this Agreement.

     (2) In computing the percentages referred to in paragraph 10.C.(1) above, limited partners will not be distinguished from general partners, and Licensor's judgment will be final if there is any question as to the definition of "equity interest" or as to the computation of relative equity interest, the principal considerations being:

          (a) Direct and indirect power to exercise control over the affairs of Licensee; and
          (b)  Direct and indirect right to share in Licensee's profits; and
          (c) Amounts directly or indirectly exposed to risk in the Licensee's business.

   D.  Transfers of Publicly-Traded Equity Interests.

     (1) Except as otherwise provided in this Agreement, publicly-traded equity interests in the Licensee may be transferred without the Licensor's consent, but only if:

          (a) Immediately before the proposed transfer, the transferor owns less than 25% of the equity interest of Licensee; and
          (b) Immediately after the transfer the transferee will own less than 25% of the equity interest in Licensee; and
          (c) The transfer is exempt from registration under federal securities law.

     (2) Publicly-traded equity interests may be transferred with Licensor's written consent, which may not be unreasonably withheld, if the transfer is exempt from registration under federal securities law.

     (3) The chief financial officer of Licensee shall certify annually to Licensor that Licensee is in compliance with the provisions of this paragraph 10.D. Such certification shall be delivered to Licensor with the Annual Financial Statements referred to in paragraph 8.E. hereof.

E.  Transfer of  this Agreement.

     (1) Licensee, if a natural person, may with Licensor's consent, which will not be unreasonably withheld, transfer this Agreement to Licensee's spouse, parent, sibling, niece, nephew, descendant, or spouse's descendant, provided that:

          (a)  Adequate provision is made for management of the Hotel; and
          (b) The transferee executes a new license agreement for the unexpired term of this Agreement on the standard form then being used to license new Hotels under the System, except that the fees charged then shall be the same as those contained herein; and
          (c) Licensee guarantees, in Licensor's usual form, the performance of the transferee's obligations under the newly-executed license agreement.

     (2) If Licensee is a natural person, he may, without the consent of Licensor upon 30 days prior written notice to Licensor, transfer this Agreement to a corporation entirely owned by him, provided that:

          (a)  Adequate provision is made for management of the Hotel; and
          (b) The transferee executes a new license agreement for the unexpired term of this Agreement on the standard form then being used to license new hotels under the System, except that the fees charged in the new license agreement shall be the same as those contained herein; and
          (c) The Licensee guarantees, in Licensor's usual form, the performance of the transferee's obligations under the newly-executed license agreement.

   F.     Transfers of  this Agreement or Equity Interest in this Agreement Upon
   Death.

     (1) If Licensee is a natural person, upon the Licensee's death this Agreement will pass in accordance with Licensee's will, or, if Licensee dies intestate, in accordance with laws of intestacy governing the distribution of the Licensee's estate, provided that:

          (a)  Adequate provision is made for management of the Hotel; and
          (b) The Licensor gives written consent, which consent will not be unreasonably withheld; and
          (c) The transferee is one or more of the decedent's spouse, parents, siblings, nieces, nephews, descendants, or spouse's descendants; and
          (d) Licensee's heirs or legatees promptly advise Licensor and promptly execute a new license agreement for the unexpired term of this Agreement on the standard form then being used to license new Hotels under the System, except the fees charged thereunder shall be the same contained herein.

     (2) If an equity interest is owned by a natural person, the equity interest will pass upon such person's death in accordance with such person's will or, if such person dies intestate, in accordance with the laws of intestacy governing the distribution of the Licensee's estate, provided that:

          (a)  Adequate provision is made for management of the Hotel; and
          (b) The Licensor gives written consent, which consent will not be unreasonably withheld; and
          (c) The transferee is one or more of the decedent's spouse, parents, siblings, nieces, nephews, descendants, or spouse's descendants; and
          (d) Transferee assumes, in writing, on a continuing basis, the decedent's guarantee, if any, of the Licensee's obligations hereunder.

   G. Registration of a Proposed Transfer of Equity Interests. If a proposed transfer of an equity interest in the Licensee requires registration under any federal or state securities law, Licensee shall:

     (1) Request the Licensor's consent at least 45 days before the proposed effective date of the registration; and

     (2) Accompany such request with one payment of a nonrefundable fee of $25,000; and

     (3) Reimburse Licensor for expenses incurred by Licensor in connection with review of the materials concerning the proposed registration, including without limitation, attorneys' fees and travel expenses; and

     (4) Agree, and all participants in the proposed offering subject to registration agree, to fully indemnify Licensor in connection with the registration; furnish the Licensor all information requested by Licensor; avoid any implication of Licensor's participating in, or endorsing the offering; and use the Licensor's service marks and trademarks only as directed by Licensor.

   H. Management of the Hotel. Licensee must at all times retain and exercise management control over the Hotel's business, either directly or through a management company approved by Licensor. Licensee shall not enter into any lease, management agreement, or other similar arrangement for the operation of the Hotel or any part thereof (including without limitation, food and/or beverage service facilities), with any independent entity without the prior written consent of Licensor.

   I.  Application for New License Agreement upon Transfer of the Hotel.

     (1) If Licensee receives an offer to purchase or lease the Hotel or any portion thereof and Licensee, pursuant to the terms of such offer, desires to sell or lease the Hotel or any portion thereof, Licensee shall give prompt written notice thereof to Licensor stating the identity of the prospective purchaser or lessee, the price or rental and furnish a copy of the proposed agreement concerning said offer and all other information with respect thereto which may be reasonably requested by Licensor.

     (2) If the proposed lessee or transferee desires to operate the Hotel under the System, the proposed lessee or transferee will, with Licensee's consent, apply for a new license agreement to replace this Agreement for a term to be determined by Licensor. Licensor will process the application in good faith and in accordance with procedures, criteria and requirements regarding fees, upgrade of the Hotel, credit, operational abilities and capabilities, prior business dealings, if any, with the Licensor, market feasibility and other factors deemed relevant by Licensor, then being applied by Licensor in issuing new licenses to use the System. If the application is not approved by Licensor and Licensee proceeds with the purchase or lease of the Hotel, then this Agreement shall terminate pursuant to paragraph 12.C; and Licensor shall be entitled to all of its remedies. If the application is approved, Licensor and the transferee will, upon surrender of this Agreement, enter into a commitment agreement to govern the Hotel until the time specified therein for the new license agreement to be entered into if the transferee fulfills specified upgrading and other requirements. The new license agreement will be on the standard form, and contain the standard terms (except for duration) then being used to license new Hotels under the System.

11.  Condemnation and Casualty.

   A. Condemnation. Licensee shall, at the earliest possible time, give Licensor full notice of any proposed taking by eminent domain. If Licensor agrees that the Hotel or a substantial part thereof is to be taken, Licensor will give due and prompt consideration, without any obligation, to substituting a nearby location selected by Licensee and approved by Licensor as the Hotel hereunder as promptly as reasonably possible, and in any event within four months of the taking. If the new location is approved by Licensor and the substitution authorized by Licensor and if Licensee opens a new hotel at the new location in accordance with Licensor's specifications within two years of the closing of the Hotel, the new hotel will thenceforth be deemed to be the Hotel licensed under this Agreement. If a condemnation takes place and a new hotel does not, for whatever reason, become the Hotel under this Agreement in strict accordance with this paragraph (or if it is reasonably evident to Licensor that such will be the case), this Agreement will terminate forthwith upon notice thereof by Licensor to Licensee without the payment of liquidated damages required by paragraph 12.F.

   B.  Casualty.

     (1) If the Hotel is destroyed or substantially destroyed during the License

     Term by fire or other casualty and the cost of repairing, restoring, rebuilding and replacing the same shall exceed the proceeds of the insurance collectible with respect to such fire or other casualty (for this purpose the deductible amount under the insurance policy shall be deemed to be collectible proceeds) and the Hotel

          (a) for at least the full twelve month period preceding the casualty, did not have a positive cash flow after payment of all operating and ownership costs; or
          (b) can be shown by appraisal to have an economic value less than the total cost to repair, restore, rebuild or replace.

     Licensee shall have the right upon notice served upon Licensor within sixty
     (60) days after such fire or casualty, to terminate this Agreement without the payment of liquidated damages required by paragraph 12.F.

     (2) If the cost of repairing, restoring, rebuilding or replacing the damage shall be equal to or less than the proceeds of the insurance collectible with respect to such fire or other casualty, or, if greater and the Licensee did not meet (a) or (b) above or, if greater and the Licensee did meet (a) or (b) above, but did not give notice to Licensor within the sixty (60) day time period, Licensee shall expeditiously repair the damage. If the damage or repair requires closing the Hotel, Licensee will immediately notify Licensor, will repair or rebuild the Hotel in accordance with Licensor's standards, will commence reconstruction within four months after closing, and will reopen the Hotel for continuous business operations as soon as practicable (but in any event within 24 months after closing of the Hotel), giving Licensor ample advance notice of the date of reopening. If the Hotel is not reopened in accordance with this paragraph, this Agreement will forthwith terminate upon notice thereof from Licensor to Licensee, with the payment of liquidated damages required by paragraph 12.F.

   C. No Extensions of Term. Nothing in this paragraph 11 will extend the License Term but Licensee shall not be required to make any payments pursuant to paragraphs 3.C.(1), (3) and (4) for periods during which the Hotel is closed by reason of condemnation or casualty.

12.  Termination.

   A. Expiration of Term. This Agreement will expire without notice 20 years from the date hereof, subject to earlier termination as set forth herein.
   The parties recognize the difficulty of ascertaining damages to Licensor resulting from premature termination of this Agreement, and have provided for liquidated damages in paragraph 12.F. below, which represent the parties' best estimate as to the damages arising from the circumstances in which they are provided.

   B.  Termination by Licensor on Advance Notice.

     (1) In accordance with notice from Licensor to Licensee, this Agreement will terminate (without any further notice unless required by law) or, at Licensor's sole discretion with notice from Licensor to Licensee, Licensor may cease to provide its services hereunder (including Reservation Services), provided that:

          (a) the notice is mailed at least 30 days (or longer, if required by law) in advance of the termination date;
          (b) the notice reasonably identifies one or more breaches of the Licensee's obligations; and
          (c) the breach(es) are not fully remedied within the time period specified in the notice.

     (2) If during the then preceding 12 months, Licensee shall have engaged in a violation of this Agreement for which a notice of termination was given and termination failed to take effect because the default was remedied, the period given to remedy defaults thereafter will, if and to the extent permitted by law, thereafter be 10 days instead of 30.

     (3) In any judicial proceeding in which the validity of termination is at issue, Licensor will not be limited to the reasons set forth in any notice sent under this paragraph.

     (4) Licensor's notice of termination or suspension of services shall not relieve Licensee of its obligations under this Agreement.

   C. Immediate Termination by Licensor. This Agreement may be immediately terminated upon notice from Licensor to Licensee (or at the earliest time permitted by applicable law) if:

     (1)(a) Licensee or any guarantor of Licensee's obligations hereunder generally does not pay its debts as they become due or shall admit in writing its inability to pay its debts, or shall make a general assignment for the benefit of creditors; or
        (b) Licensee or any such guarantor shall commence any case, proceeding or other action seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its property; or
        (c) Licensee or any such guarantor shall take any corporate or other action to authorize any of the actions set forth above in paragraphs (a) or (b); or
        (d) Any case, proceeding or other action against Licensee or any such guarantor shall be commenced seeking to have an order for relief entered against it as debtor, or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its property, and such case, proceeding or other action (i) results in the entry of an order for relief against it which is not fully stayed within seven business days after the entry thereof or (ii) remains undismissed for a period of 45 days; or
        (e) An attachment remains on all or a substantial part of the Hotel or of Licensee's or any such guarantor's assets for 30 days; or
        (f) Licensee or any such guarantor fails, within 60 days of the entry of a final judgment against Licensee in any amount exceeding $50,000, to discharge, vacate or reverse the judgment, or to stay execution of it, or if appealed, to discharge the judgment within 30 days after a final adverse decision in the appeal; or

     (2) Licensee loses possession or the right to possession of all or a significant part of the Hotel, except as otherwise provided in paragraph 11; or

     (3) Licensee contests in any court or proceeding Licensor's ownership of the System or any part of it, or the validity of any service marks or trademarks associated with Licensor's business; or

     (4)  A breach of paragraph 10 hereof occurs; or

     (5) Licensee fails to continue to identify itself to the public as a System hotel; or

     (6) Any action is taken toward dissolving or liquidating Licensee or any guarantor, if it is a corporation or partnership, except for death of a partner; or

     (7) Licensee or any equity holder in Licensee is, or is discovered to have been, convicted of a felony (or any other offense if it is likely to adversely reflect upon or affect the Hotel, the System, the Licensor, the Licensor's parent or its affiliates or subsidiaries in any way); or

     (8) Licensee knowingly maintains false books and records of account or knowingly submits false reports or information to Licensor.

   D. Termination by Licensee. This Agreement may be terminated by Licensee as provided in paragraph 3.B. herein.

   E. De-identification of Hotel Upon Termination. Licensee will take whatever action is necessary to assure that no use is made of any part of the System at or in connection with the Hotel after the License Term ends. This will involve, among other things, returning to Licensor the Manual and all other materials proprietary to Licensor, physical changes of distinctive System features of the Hotel, including removal of the primary freestanding sign, and all other actions required to preclude any possibility of confusion on the part of the public that the Hotel is no longer using all or any part of the System or otherwise holding itself out to the public as an Embassy Suites hotel. Anything not done by Licensee in this regard within 30 days after termination may be done at Licensee's expense by Licensor or its agents who may enter upon the premises of the Hotel for that purpose.

   F. Payment of Liquidated Damages. If the Agreement terminates pursuant to paragraphs 11.B(2), 12.B or 12.C above, Licensee will promptly pay Licensor (as liquidated damages for the premature termination only, and not as penalty or forfeiture, or in lieu of any other payment), a lump sum equal to the total amounts required under paragraph 3.C(1) and 3.C(3) during the lesser of the following: (i) 36 months of operation; or (ii) a number of months equal to one-half of the number of the calendar months remaining prior to the date of the License expiration set forth in this Agreement, as measured from the date of termination of this Agreement. The liquidated damages shall then be calculated by multiplying the applicable number of months (36 months or less) times the monthly average of the amounts required under paragraph 3.C(1) and 3.C(3) for the 12 months preceding the date of termination, or if the hotel has not been in operation as an Embassy Suites hotel for 12 months, then the actual number of months preceding the date of termination.

13.  Agreement is Non-Renewable.

   This Agreement is non-renewable, except where otherwise may be provided by applicable law. Licensee may apply for a new license agreement to use the System at the Hotel for a term not to exceed 10 years by applying for a commitment agreement for a new license agreement on Licensor's then-current form. Licensee agrees that such application shall be made by Licensee in accordance with Licensor's procedures, criteria, and requirements regarding fees, and upgrade of the Hotel, credit, operational abilities and capabilities, prior business relationship with Licensor, market feasibility and such other factors deemed relevant by Licensor, as are then being applied by Licensor in issuing new licenses to use the System.

14.  Relationship of Parties.

   A. No Agency Relationship. Licensee is an independent contractor. Neither party is the legal representative or agent of, or has the power to obligate (or has the right to direct or supervise the daily affairs of) the other for any purpose whatsoever. Licensor and Licensee expressly acknowledge that the relationship intended by them is a business relationship based entirely on and circumscribed by the express provisions of this Agreement and that no partnership, joint venture, agency, fiduciary or employment relationship is intended or created by reason of this Agreement.

   B. Licensee's Notices to Public Concerning Independent Status. Licensee will take such steps as are necessary and such steps as Licensor may from time to time reasonably request to minimize the chance of a claim being made against Licensor for anything that occurs at the Hotel, or for acts, omissions or obligations of Licensee or anyone associated or affiliated with

   Licensee or the Hotel. Such steps may, for example, include giving notice in guest suites, public rooms and advertisements, on business forms and stationery, etc., making clear to the public that Licensor is not the owner or operator of the Hotel and is not accountable for what happens at the Hotel. Licensee shall not enter or execute any contracts in the name "Embassy Suites hotel," and all contracts for the Hotel's operations and services at the Hotel shall be in the name of Licensee or Licensee's approved management company. Unless required by law, Licensee will not use the word "Embassy," "Embassy Suites," or any similar words in its corporate, partnership, or trade name, nor authorize or permit such use by anyone else. Likewise the words "Embassy," "Embassy Suites," or any similar words will not be used to name or identify developments adjacent to or associated with the Hotel, nor will Licensee use such names in its general business in any manner separated from the business of the Hotel. Licensee will not use the words "Embassy" or "Embassy Suites" or any other name or mark associated with the System to incur any obligation or indebtedness on behalf of Licensor.

15.  Miscellaneous.

   A. Severability and Interpretation. The remedies provided in this Agreement are not exclusive. In the event any provision of this Agreement is held to be unenforceable, void or voidable as being contrary to the law or public policy of the United States or any other jurisdiction entitled to exercise authority hereunder, all remaining provisions shall nevertheless continue in full force and effect unless deletion of the provision(s) deemed unenforceable, void or voidable impairs the consideration for this Agreement in a manner which frustrates the purpose of the parties or makes performance commercially impracticable. In the event any provision of this Agreement requires interpretation, such interpretation shall be based on the reasonable intention of the parties in the context of this transaction without interpreting any provision in favor of or against any party hereto by reason of the draftsmanship of the party or its position relative to the other party. Any covenant, term or provision of this Agreement which, in order to effect the intent of the parties, must survive the termination of this Agreement, shall survive any such termination.

   B. Binding Effect. This Agreement shall become valid when executed and accepted by Licensor at Memphis, Tennessee, and it shall be deemed made and entered into in the state of Tennessee and shall be governed and construed under and in accordance with the laws of the state of Tennessee. In entering into this Agreement, Licensee acknowledges that it has sought, voluntarily accepted and become associated with Licensor who is headquartered in Memphis, Tennessee and that this Agreement contemplates and will result in business relationships with Licensor's headquarter's personnel. The choice of law designation permits, but does not require that all lawsuits concerning this Agreement be filed in the state of Tennessee.

   C. Exclusive Benefit. This Agreement is exclusively for the benefit of the parties hereto and it may not give rise to liability to a third party. No agreement between Licensor and anyone else is for the benefit of Licensee.

   D. Entire Agreement. This is the entire Agreement (and supersedes all previous agreements including without limitation, any commitment agreement between the parties concerning the Hotel) between the parties relating to the Hotel. Neither Licensor nor any other person on Licensor's behalf has made any representations to Licensee concerning this Agreement or relating to the System which representation is not fully set forth herein or in Licensor's "Offering Circular for Prospective Franchisees." No change in this Agreement will be valid unless in writing signed by both parties. No failure to require strict performance or to exercise any right or remedy hereunder will preclude requiring strict performance or exercising any right or remedy in the future.

   E. Licensor Withholding Consent. Licensor's consent, wherever required, may be withheld if any default by Licensee exists under this Agreement. Approvals and consents by Licensor will not be effective unless evidenced by a writing duly executed on behalf of Licensor.

   F. Notices. Notices will be effective hereunder when and only when they are reduced to writing and delivered personally or mailed by Federal Express or comparable overnight delivery service or by certified mail to the appropriate party at its address first stated above or to such person and at such address as may be designated by notice hereunder.

   G. General Release and Covenant Not to Sue. Licensee and its respective heirs, administrators, executors, agents, representatives, successors or assigns, hereby release, remise, acquit and forever discharge Licensor and its parent, subsidiaries, divisions and affiliates and their officers, directors, employees, agents, successors or assigns from any and all actions, claims, causes of action, suits, rights, debts, liabilities, accounts, agreements, covenants, contracts, promises, warrants, judgments, executions, demands, damages, costs and expenses, whether known or unknown, of any kind or nature, absolute or contingent, if any there be, at law or in equity from the beginning of time to and including the date this Agreement is signed by Licensor. Licensee and its respective heirs, representatives, successors and assigns do hereby covenant and agree that they will not institute any suit or action at law or otherwise against Licensor directly or indirectly relating to any claim released hereby by Licensee. This release and covenant not to sue shall survive the termination of this Agreement. Licensee shall take whatever steps are necessary or appropriate to carry out the terms of this release and covenant not to sue upon Licensor's request.

   H. Descriptive Headings. The descriptive headings in this Agreement are for convenience only and shall not control or affect the meaning or construction of any provision in this Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first stated above.

LICENSEE:                     LICENSOR:



                              EMBASSY SUITES, INC.


                              By:  ___________________________________________


                              Name:  _________________________________________


                              Title:  ________________________________________
                                   Embassy Suites Hotel Division

                              Attest:  _______________________________________
                                   Assistant Secretary


                              Date:  _________________________________________

                                  ATTACHMENT A

Facilities and Services (paragraph 1):


   Site-Area and general description:



     Fee owners (names and addresses):


     Leases (parties, terms, etc.), if any:


     Separate parcels for signs:


     Number of approved guest suites:


   Hotel Management Company:


   Restaurant(s) and lounge(s) (number, seating capacity, names and description, tenant):


   Meeting and function space:


   Indoor and outdoor recreational facilities (pool, whirlpool, exercise room, sauna, etc.):


   Atrium:


   Gift shop:


   Other concessions and shops:


   Parking facilities (number of spaces, description):


   Other facilities and services:


Ownership of Licensee:


   Authorized signatories:

                                    GUARANTY

                      EXECUTED ___________________ , 199__


   As an inducement to Embassy Suites, Inc. ("Licensor") to execute the _________ Agreement dated _________ with ____________ (the "Agreement"), the undersigned ("Guarantor"), jointly and severally, hereby unconditionally warrant to Licensor and its successors and assigns that all of Licensee's representa-tions in the Agreement and the application submitted by Licensee to obtain the License are true and further guarantee, absolutely, unconditionally and irrevocably to Licensor that all of Licensee's obligations under the Agreement, including any amendments thereto whenever made, will be punctually paid and performed.

   Upon default or failure to cure within the time specified in the Agreement by Licensee or notice from Licensor, the undersigned Guarantor will immediately make each payment (including reasonable counsel fees) and perform each obligation required of Licensee under the Agreement. Without affecting the obligations of Guarantor under this Guaranty, Licensor may without notice to Guarantor extend, modify or release any indebtedness or obligation of Licensee, or settle, adjust or compromise any claims against Licensee. Guarantor waives notice of amendment of the Agreement and notice of demand for payment or performance by Licensee.

   All monies available to the Licensor for application in payment or reduction of the indebtedness or obligations of Licensee may be applied by the Licensor in such manner and in such amounts and at such time or times and in such order and priority as the Licensor may see fit to the payment or reduction of such portion of the indebtedness or obligations as the Licensor may elect.

   Guarantor hereby waives (a) notice of acceptance of this Guaranty and of the making of the Agreement by the Licensor to the Licensee; (b) presentment and demand for payment of the indebtedness or obligations under the Agreement or any portion thereof; (c) protest and notice of dishonor or default to the undersigned or to any other person or party with respect to the Agreement or any portion thereof; (d) all other notices to which the undersigned might otherwise be entitled; and (e) any demand for payment under this Guaranty.

   The Guaranty constitutes a guaranty of payment and performance and not of collection, and each Guarantor specifically waives any obligation of Licensor to proceed against Licensee on any money or property held by Licensee or by any other person or entity as collateral security, by way of set off or otherwise. Guarantor further agrees that this Guaranty shall continue to be effective or be reinstated as the case may be, if at any time payment or any of the guaranteed obligations is rescinded or must otherwise be restored or returned by Licensor upon the insolvency, bankruptcy or reorganization of Licensee or any of the undersigned, all as though such payment has not been made.

   No delay on the part of the Licensor in exercising any rights hereunder or under the documents executed in connection with the Agreement or the failure to exercise the same shall operate as a waiver of such rights; no notice to or demand on Guarantor shall be deemed to be a waiver of the obligation of Guarantor or of the right of the Licensor to take further action without notice or demand as provided herein; nor in any event shall any modification or waiver of the provisions of this Guaranty be effective unless in writing nor shall any such waiver be applicable except in the specific instance for which given.

   Notwithstanding any payments made by the undersigned pursuant to the provisions of this Guaranty, Guarantor shall have no right of subrogation in and to the Agreement or the payment of the obligations thereof until the indebtedness or performance has been paid in full to the Licensor.

   Each reference herein to the Licensor shall be deemed to include its successors and assigns, in whose favor the provisions of this Guaranty shall also inure. Each reference herein to Guarantor shall be deemed to include the heirs, executors, administrators, legal representatives, successors and assigns of Guarantor, all of whom shall be bound by the provisions of this Guaranty.

   Upon the death of an individual Guarantor, the estate of such Guarantor will be bound by this Guaranty but only for defaults and obligations hereunder existing at the time of death, and the obligations of the other Guarantors will continue in full force and effect.

   This Guaranty is, and shall be deemed to be, a contract entered into under and pursuant to the laws of the state of Tennessee and shall be in all respects governed, construed, applied and enforced in accordance with the laws of said state.

IN WITNESS WHEREOF, each of the undersigned has signed this Guaranty as of the date of the above Agreement.


Witnesses:                                        Guarantors:

______________________________________  _________________________________ (Seal)

______________________________________  _________________________________ (Seal)

______________________________________  _________________________________ (Seal)